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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 2

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                                 GADZOOKS, INC.
             (Exact name of registrant as specified in its charter)

                    TEXAS                                   74-2261048
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification No.)

         4121 INTERNATIONAL PARKWAY                           75007
              CARROLLTON, TEXAS                             (Zip Code)
  (Address of principal executive offices)

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
If this form relates to the registration             If this form relates to the registration
of a class of securities pursuant to                 of a class of securities pursuant to Section
Section 12(b) of the Exchange Act and is             12(g) of the Exchange Act and is effective
effective upon filing pursuant to General            pursuant to General Instruction A(d) please
Instruction A(c) please check the following          check the following box [X]
box [ ]
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Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)



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ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED

         On September 4, 1998, Gadzooks, Inc., a Texas corporation (the "Company"), filed a Registration Statement on Form 8-A registering Preferred Share Purchase Rights pursuant to a Rights Agreement dated as of September 3, 1998 entered into by and between the Company and Mellon Investor Services, L.L.C., as successor to ChaseMellon Investor Services, L.L.C., as rights agent (the "Rights Agreement"). Effective October 7, 2003, the Company and the rights agent entered into the First Amendment to Rights Agreement (the "First Amendment") to amend the definition of "Acquiring Person" defined in Section 1(a) of the Rights Agreement. Effective as of October 23, 2003, the Company and the rights agent entered into the Second Amendment to Rights Agreement ("Second Amendment"). Pursuant to the Second Amendment, the definition of "Acquiring Person" defined in Section 1(a) of the Rights Agreement, as amended, has been further amended by replacing the sentences inserted by the First Amendment with the following sentences:

         Notwithstanding the foregoing, (a) neither the Liberty Wanger Group nor any member thereof shall be an Acquiring Person unless and until the Liberty Wanger Group or any one or more members thereof becomes the Beneficial Owner of 25% or more of the then outstanding Common Shares and (b) neither the Liberty Wanger Group nor any member thereof shall be deemed to be the Beneficial Owner of any Common Shares issued or issuable to the Liberty Wanger Group or any member thereof upon conversion of any interest that has or may accrue on the 5% Convertible Subordinated Notes due October 9, 2008 that were issued by the Company to Liberty Acorn Fund on October 9, 2003. For purposes hereof, "Liberty Wanger Group" means Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust and their respective Affiliates and Associates.

         The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of (a) the Rights Agreement, which is incorporated herein by reference, (b) the First Amendment, which is incorporated herein by reference and (c) the Second Amendment, which is attached hereto as
Exhibit 3 and incorporated herein by reference.

ITEM 2. EXHIBITS

1 Rights Agreement dated as of September 3, 1998 between the Company and Mellon Investor Services, L.L.C. (as successor to ChaseMellon Investor Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company's Form 8-A filed with the Securities and Exchange Commission on September 4, 1998 and incorporated herein by reference).

2 First Amendment to the Rights Agreement dated October 7, 2003, by and between the Company and Mellon Investor Services, L.L.C. (filed as
         Exhibit 2 to the Company's


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         Form 8-A/A filed with the Securities and Exchange Commission on October
         7, 2003 and incorporated herein by reference).

3* Second Amendment to Rights Agreement dated October 23, 2003, by and between the Company and Mellon Investor Services, L.L.C.

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*Filed herewith.

                            [Signature Page Follows]



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     GADZOOKS, INC.

                                     By:    /s/ James A. Motley
                                            -----------------------------------
                                     Name:  James A. Motley
                                     Title: Vice President, Chief Financial
                                            Officer and Secretary



Dated: October 31, 2003



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                                  EXHIBIT INDEX

EXHIBITS

1 Rights Agreement dated as of September 3, 1998 between the Company and Mellon Investor Services, L.L.C. (as successor to ChaseMellon Investor Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company's Form 8-A filed with the Securities and Exchange Commission on September 4, 1998 and incorporated herein by reference).

2 First Amendment to the Rights Agreement dated October 7, 2003, by and between the Company and Mellon Investor Services, L.L.C. (filed as
         Exhibit 2 to the Company's Form 8-A/A filed with the Securities and Exchange Commission on October 7, 2003 and incorporated herein by reference).

3* Second Amendment to the Rights Agreement dated October 23, 2003, by and between the Company and Mellon Investor Services, L.L.C.


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*Filed herewith.